UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2019

Sipup Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-185408	98-0382107
(State or other	(Commission File	(IRS Employer
jurisdiction	Number)	Identification No.)
of incorporation)

30 Wall Street, New York, NY 10005
(Address of principal executive offices) (Zip Code)

(212) 634-4360

Registrant’s telephone number, including area code:

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Current Report on Form 8-K (the “Report”) contains forward-looking statements that involve substantial risks and uncertainties. In some cases, you can identify forward-looking statements by the words "may," "might," "will," "could," "would," "should," "expect," "intend," "plan," "objective," "anticipate," "believe," "estimate," "predict," "project," "potential," "target," "seek," "contemplate," "continue" and "ongoing," or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this Report, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain. Forward-looking statements include statements about:

•	our ability to raise the needed funds for Enlightened to obtain the patented technology for video compression and to expand licensed trading in CER’s;
•	our ability to develop and commercialize these technologies upon raising the capital needed to exercise the option;
•	our future development priorities;
•	our estimates regarding the size of our potential target markets;
•	our ability to generate significant revenues and achieve profitability;
•	our ability to attract and retain key management personnel and to expand our management team;
•	our ability to manage the growth of our business;
•	our ability to exploit our patents;
•	our outreach to global markets;
•	our commercialization, marketing and manufacturing capabilities and strategy;
•	our ability to maintain our intellectual property position; and
•	our estimates regarding our future expenses and needs for additional financing.

Forward-looking statements are based on management's current expectations, estimates, forecasts and projections about our business and the industry in which we operate, and management's beliefs and assumptions are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other factors that are in some cases beyond our control. You should refer to the "Risk Factors" section of this Report for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements in this Report will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

These forward-looking statements speak only as of the date of this Report. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future. You should, however, review the factors and risks and other information we describe in the reports we will file from time to time with the SEC after the date of this Report.

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Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 3.01 below relating to the various agreements described therein is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information contained in Item 3.01 below relating to the various agreements described therein is incorporated herein by reference.

Item 3.02    Unregistered Sales of Equity Securities.

On June 2, 2019, Sipup Corp. (the “Company”) entered into a short-form agreement with Enlightened Capital Ltd., an Israeli company with offices in Ramat Gan, Israel (“Enlightened”), pursuant to which all outstanding ordinary shares of Enlightened were exchanged for shares of the Company’s common stock, $0.001 par value per share (the “Transaction”). In the Transaction, the Company issued to the sole shareholder of Enlightened, or the designees thereof, an aggregate of 18,644,000 shares of the Company’s common stock. Following the Transaction, Enlightened became a wholly-owned subsidiary of the Company.

The Company and Enlightened intend to enter into a long form agreement relating to the Transaction, at which time the Company will file the necessary reports and required financial information relating to Enlightened and its subsidiaries.

Following the Transactions, there were outstanding 24,044,000 shares of the Company’s common stock, of which 77% thereof are attributable to the former shareholders of Enlightened and its designees control.

Enlightened has rights to acquire patented technology that is designed to accelerate the speed of video transmission as compared to existing technologies, whilst simultaneously reducing errors by up to 75% on videos transmitted/broadcast via any digital broadcast network worldwide: internet, mobile, satellite and cable. Enlightened is currently renewing existing patents and will be registering further patented technologies relating to video compression.

This video compression technology is applicable to the following: VOD, live sports broadcasts, online gaming, streaming, video conferencing, driverless cars, virtual reality, 3D, security, satellites, drones. According to published reports and articles, consumption and transfer of digital information is expected to dramatically increase in the coming years and video is forecast to comprise a significant portion of the traffic across multiple platforms – mobile, internet, satellite, cable.

Enlightened is also engaged, in the field of green energy and is licensed to internationally trade in Certified Emission Reductions, also known as carbon credits (“CERs”), as issued by the UN until 2040. Enlightened owns Programmes of Activities ("PoAs"), certified for registration under the "Clean Development Mechanism" (CDM) established by the Kyoto Protocol and the Paris Agreement to the United Nation's Framework Convention on Climate Change ("UNFCCC")

Enlightened intends to trade CERs internationally and to purchase/construct clean energy facilities (primarily solar) generating annual returns of 10-15%.

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In support of the Transaction, Enlightened has obtained an independent valuation from BDO Israel of $ 4.16 million for Enlightened and $34.29 million for the video compression activity for a combined $38.45 million for the combined activities. Furnished as Exhibit 99.1 to this Report is a copy of the valuation report by BDO Israel, which sets forth assumptions made, procedures followed, matters considered and limitations of the valuation (the “Valuation Report”). You should note that the valuation is based on Enlightened capturing a specified share of the relevant markets and numerous other assumptions as set forth in the Valuation Report. No assurance can be provided that the operative assumptions can in fact be realized.

The Valuation Report was provided to the Company’s board of directors and addresses only, as of the date of the Valuation Report, based upon and subject to the factors and assumptions set forth therein, the valuation of the combined activities. The analyses set forth in the Valuation Report do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the Company, neither the Company nor BDO Israel assumes responsibility if future results are materially different from those forecast.

The ability of Enlightened to acquire the patented technology by exercising the aforementioned option is subject to the successful capital raise by the Company of a minimum of approximately $4.5 millionfor the combined activities. The Company does not presently have any commitments for these funds and no assurance can be provided that the funds can be raised on commercially reasonable terms or at all. Even if the Company is able to raise the necessary capital, no assurance can be provided that it will be able to commercialize the patented technology.

Shareholdings following the Transaction

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially following the transaction by: (i) our directors and executive officer; and (ii) each person or group of persons known by us to beneficially own more than 5% of our outstanding shares of common stock.  Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own.

Name	Amount of Beneficial Ownership (1)	Percent Beneficially Owned Prior to Transaction	Percent Beneficially Owned Following Transaction
Directors and Officers
Baruch Yadid, Chairman	--	*	*
Yochai Ozeri, Chief Executive and Financial Officer	--	*	*
Nataneal Solomon	--	*	*
5% or more shareholders
Adi Zim Holdings Ltd. (2)	7,644,000	*	31.8%
David Daniel (3)	11,000,000	*	45.8%
Nissim Barih	2,475,000	*	10.3%
Rosario Capital Ltd. (4)	1,595,000	15.4%	6.6%
Officers and Directors as a group (3 individuals)	*	*	*

(1) Applicable percentages are based on 24,044,000 shares of Common Stock outstanding following the closing of the Transaction. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days whether upon the exercise of options, warrants or conversion of notes. Unless otherwise indicated in the footnotes to this table, we believe that each of the shareholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by them.

(2) Mr. Adi Zim_ holds sole voting and dispositive control of these securities.  The address of Adi Zim Holdings Ltd. is Yosef Klausner 10, Ramle Israel.

(3) David Daniel is the former shareholder of Enlightened. His address is Hanah Senesh 28, Beni Brak, Israel

(4) Mr. Reuben Ablagon holds sole voting and dispositive control of these securities.  The address of Rosario Capital Ltd is 2 Weizman Street, Tel Aviv Israel.

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Risk Factors

An investment in our Company involves a significant level of risk. Investors should carefully consider the risk factors described below together with the other information included in this Report. If any of the risks described below occurs, or if other risks not identified below occur, our business, financial condition, and results of operations could be materially and adversely affected.

We are currently classified as a shell company with no operations to date.

We need to raise at a minimum of approximately $4.5 million so that our subsidiary Enlighted Capital can exercise the option to acquire the patented technology; of which no assurance can be provided that we will be able to raise the needed capital on commercially reasonable terms or at all.

Even if we are able to acquire the patented technology, no assurance can be provided that we will be able to successfully develop and market the technology.

There is no active trading market for our common stock and no assurance can be provided that one will develop.

We are considered a penny stock which makes it difficult for you to sell your stock.

Item 5.01 Changes in Control of Registrant.

Reference is made to the disclosure set forth under Item 3.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Valuation Studies - Heximal Video Compressions & Enlightened Capital February 2019 produced by BDO Israel

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SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2019	Sipup Corp.

	By:	/s/ Yochai Ozeri
Yochai Ozeri Chief Executive Officer

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